As filed with the Securities and Exchange Commission on October 7, 2026.

Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
________________
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
________________
MediaCo Holding Inc.
(Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation or organization)	84-2427771 (IRS Employer Identification No.)
________________
48 West 25th Street, Third Floor
New York, New York 10010
(Address of Principal Executive Offices) (Zip Code)
________________
2025 Equity Compensation Plan
(Full title of the plan)
Alberto Rodriguez
Chief Executive Officer
MediaCo Holding Inc.
48 West 25th Street, Third Floor
New York, New York 10010
(Name and address of agent for service)

(212) 447-1000
(Telephone number, including area code, of agent for service)
________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement on Form S-8 (the “Registration Statement”) is filed by MediaCo Holding Inc. (“MediaCo” or the “Registrant”) for the purpose of registering an additional 10,000,000 shares of the Registrant’s Class A common stock, par value $0.01 per share (the “Common Stock”), that may be issued pursuant to the Registrant’s 2025 Equity Compensation Plan, as amended (the “Plan”).

The Plan was amended by the Board of Directors of the Registrant on November 11, 2025 to increase the maximum number of shares of Common Stock that may be made the subject of awards granted and issued to participants under the Plan from 5,000,000 shares to 15,000,000 shares. The amendment was approved by the Registrant’s shareholders at the Registrant’s 2026 Annual Meeting of Shareholders held on August 7, 2026, and became effective upon such shareholder approval.

The additional 10,000,000 shares of Common Stock registered hereby are in addition to the 5,000,000 shares of Common Stock previously registered under the Registrant’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on April 3, 2026 (SEC File No. 333-294879) (the “Prior Registration Statement”).

Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statement, including the documents incorporated by reference therein, are incorporated by reference into this Registration Statement, except to the extent supplemented, amended or superseded by the information set forth herein.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*
Item 2. Registrant Information and Employee Plan Annual Information.*

*The information required in Part I of this Registration Statement to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 of the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be sent or given to participants in the Plan covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the SEC and the instructions to Form S-8, such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “Commission”), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. Such documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed by the Registrant with the Commission are incorporated into this Registration Statement by reference and made a part hereof:
•The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Commission on March 31, 2026;

•The Amendment to the Registrant’s Annual Report on Form 10-K for the fiscal year ended
December 31, 2025, filed with the Commission on April 30, 2026;

•The Registrant’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31,
2026 and June 30, 2026, filed with the Commission on May 15, 2026 and August 14, 2026;

•The Registrant’s Current Reports on Form 8-K (excluding any information and exhibits furnished under either Item 2.02 or Item 7.01 thereof) filed with the Commission on July 21,
2026, August 12, 2026 and October 1, 2026; and

•The description of the Registrant’s Common Stock contained in Exhibit 4.1 to the Registrant’s
Transition Report on Form 10-KT filed for the transition period ended December 31, 2019, filed with the Commission on March 27, 2020, and any subsequent amendment or report filed for the purpose of updating such description.

The contents of the Registrant’s Registration Statement on Form S-8 filed with the Commission on April 3, 2026 (SEC File No. 333-294879), including the documents incorporated by reference therein, are incorporated by reference into this Registration Statement pursuant to General Instruction E to Form S-8, except to the extent supplemented, amended or superseded by the information set forth herein.
All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference to this Registration Statement and to be a part hereof from the date of the filing of such reports and documents. Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not Applicable.

Item 5. Interests of Named Experts and Counsel.

Not Applicable.

Item 6. Indemnification of Directors and Officers.

Chapter 37 of the Indiana Business Corporation Law (the “IBCL”) requires a corporation, unless its articles of incorporation provide otherwise, to indemnify a director or an officer of the corporation who is wholly successful, on the merits or otherwise, in the defense of any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal, to which the director was a party because the director is or was a director of the corporation against reasonable expenses, including counsel fees, incurred in connection with the proceeding.

The Registrant’s Articles of Incorporation expressly require such indemnification.

The IBCL also permits a corporation to indemnify a director, officer, employee or agent who is made a party to a proceeding because the person was a director, officer, employee or agent of the corporation against liability incurred in the proceeding if (i) the individual's conduct was in good faith and (ii) the individual reasonably believed (A) in the case of conduct in the individual's official capacity with the corporation that the conduct was in the corporation's best interests and (B) in all other cases that the individual's conduct was at least not opposed to the corporation's best interests and (iii) in the case of a criminal proceeding, the individual either (A) had reasonable cause to believe the individual’s conduct was lawful or (B) had no reasonable cause to believe the individual's conduct was unlawful. The IBCL also permits a corporation to pay for or reimburse reasonable expenses incurred in advance of the final disposition of the proceeding and permits a court of competent jurisdiction to order a corporation to indemnify a director or officer if the court determines: (i) that the director or officer is entitled to mandatory indemnification under the IBCL, in which case the court shall also order the corporation to pay the director or officer's reasonable expenses incurred to obtain court-ordered indemnification; or (ii) that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the person met the standards for indemnification otherwise provided in the IBCL.

The Registrant’s Articles of Incorporation provide that any director or officer of the Registrant or any person who is serving at the request of the Registrant as a director, officer, partner, trustee, employee or agent of another entity shall be indemnified by the Registrant to the fullest extent authorized by the IBCL against expenses (including counsel fees), judgments, settlements, penalties and fines actually or reasonably incurred, provided that such person acted in good faith and in a manner he or she reasonably believed, in the case of conduct in his or her official capacity, to be in the best interests of the Corporation (and in all other cases, not opposed to the best interests of the Corporation), and, with respect to any criminal action or proceeding, had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful. The Articles of Incorporation also provide that the Registrant, upon a determination that such indemnification is not precluded, may pay for or reimburse expenses incurred in connection with any civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding, as authorized in the specific case upon the same procedures applicable to indemnification determinations, upon receipt of the director's or officer's written affirmation of his or her good faith believe that he or she has met the applicable standard of conduct and upon receipt of a written undertaking to repay such amount if it is ultimately determined that he or she did not meet the applicable standard of conduct. The Articles of Incorporation also authorize the Registrant to purchase and maintain insurance to insure and any director, officer, employee or agent of the Registrant or any person who is or was serving at the request of the Registrant as a director, officer, partner, trustee, employee or agent of another entity against any liability asserted against or incurred by the individual in that capacity or arising from the individual's status as a director, officer, employee or agent, whether or not the Registrant would have the power to indemnify such person against such liability under such Article.

The Registrant has entered into written indemnification agreements with each of its officers and directors that provide for indemnification by the Registrant to the maximum extent permitted under Indiana law.

Item 7. Exemption from Registration Claimed.

Not Applicable.

Item 8. Exhibits.

Exhibit Number	Exhibit Description	Filed Herewith	Incorporated by Reference
			Form	Period Ending	Exhibit	Filing Date
4.1	Amended and Restated Articles of Incorporation of MediaCo Holding Inc., as amended.		10-KT	12/31/2019	3.1	3/27/2020
4.2	Articles of Amendment to Articles of Amendment of Amended & Restated Articles of Incorporation.		8-K		3.1	3/27/2023
4.3	Articles of Amendment to Amended & Restated Articles of Incorporation of MediaCo Holding Inc., dated April 17, 2024.		8-K		3.1	4/18/2024
4.4	Amended and Restated Code of Bylaws of MediaCo Holding Inc.		10-K	12/31/2021	3.2	3/24/2022
5.1	Opinion of Counsel regarding legality of securities being registered.	X
10.1	MediaCo Holding Inc. 2025 Equity Compensation Plan.		S-8	N/A	10.1	4/3/2026
23.1	Consent of Counsel (included in its opinion filed as Exhibit 5.1 hereto).	X
23.2	Consent of Deloitte & Touche LLP.	X
23.3	Consent of Ernst & Young LLP.	X
24.1	Powers of Attorney (included as part of the signature page hereof).	X
99.1	Amendment to 2025 Equity Compensation Plan		DEF 14A	N/A	A	6/26/2026
107	Filing Fee Table.	X

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables" or "Calculation of Registration Fee” table, as applicable, in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraph (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on October 7, 2026.

MEDIACO HOLDING INC.
By:	/s/ Alberto Rodriguez
Alberto Rodriguez
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby appoints Brian Fisher, Roberto Castro and Michelle Lee, and each of them acting individually, as his or her true and lawful attorneys-in-fact, with full power of substitution and resubstitution, for him or her and in his name or her name, with the authority to execute in the name of each such person, and to file with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, any and all amendments (including post-effective amendments) to this Registration Statement and any registration statements filed pursuant to General Instruction E to Form S-8 in respect of this registration statement and any and all amendments thereto (including post-effective amendments and all other related documents) necessary or advisable to enable the Registrant to comply with the Securities Act, and any rules, regulations and requirements of the Commission in respect thereof, which amendments or registration statements may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Alberto Rodriguez	Chief Executive Officer (Principal Executive Officer)	October 7, 2026
Alberto Rodriguez

/s/ Roberto Castro	Interim CFO (Principal Financial Officer and Principal Accounting Officer)	October 7, 2026
Roberto Castro

/s/ Robert L. Greene	Chair of Board of Directors	October 7, 2026
Robert L. Greene

/s/ Colbert Cannon	Director	October 7, 2026
Colbert Cannon

/s/ Deborah A. McDermott	Director	October 7, 2026
Deborah A. McDermott

/s/ Jacqueline Hernandez	Director	October 7, 2026
Jacqueline Hernandez

/s/ Mary Beth McAdaragh Riggio	Director	October 7, 2026
Mary Beth McAdaragh Riggio

/s/ Amit Thakrar	Director	October 7, 2026
Amit Thakrar

/s/ Brett Pertuz	Director	October 7, 2026
Brett Pertuz